Ex 10.8

SOVEREIGN BANK – LOAN NO. 17063757

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as amended, modified or restated from time to time, this “Agreement”) dated as of JUNE 22nd, 2015 (the “Effective Date”) is by LAZARUS REFINING & MARKETING, LLC, a Delaware limited liability company (“Debtor”), in favor of SOVEREIGN BANK, a Texas state bank (“Lender”).

RECITALS

WHEREAS, Debtor and Lender have entered into a LOAN AND SECURITY AGREEMENT dated as of the Effective Date (as amended, modified or restated from time to time, “Loan Agreement”), and in connection therewith, Debtor is required to deliver this Agreement to Lender.

NOW THEREFORE, Debtor and Lender hereby agree as follows:

1. Terms Defined in Loan Agreement.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.  Terms defined in the Code which are not otherwise defined in this Agreement are used herein as defined in the Code as in effect on the date hereof.

2. Security Interest.  Debtor hereby pledges, assigns and grants to Lender a security interest in all of Debtor’s right, title and interest in and to the CERTIFICATE OF DEPOSIT held by Debtor in ACCOUNT NUMBER ___________ with Lender (the “Collateral Account”) in the amount of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00), and all instruments, documents, agreements and other writings evidencing such certificate of deposit, all sums now or at any time hereafter on deposit therein, all sums now due or to become due with respect to such certificate of deposit and any and all renewals, replacements and proceeds thereof (the “Collateral”) to secure the prompt and complete payment and performance of the Indebtedness.  Debtor shall have no right to withdraw from the Collateral Account or otherwise access the Collateral until the Indebtedness is paid in full.

3. Representations and Warranties.  Debtor represents and warrants to Lender that:

(a) Title, Authorization, Validity and Enforceability.  Debtor has good and valid rights in and title to the Collateral with respect to which it has granted a security interest hereunder, free and clear of all liens except for the lien of Lender, and has full power and authority to grant to Lender the security interest in such Collateral.  The execution and delivery by Debtor of this Agreement constitutes a legal, valid and binding obligation of Debtor and creates a security interest which is enforceable against Debtor in all now owned and hereafter acquired Collateral.

(b) Conflicting Laws and Contracts.  Neither the execution and delivery by Debtor of this Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Debtor, the provisions of any indenture, instrument or agreement to which Debtor is a party or is subject, or by which Debtor, or Debtor’s property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement (other than any lien of Lender).

4. Covenants.  Debtor hereby covenants as follows:

(a) Taxes.  Debtor will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no lien exists.

(b) Liens.  Debtor will not create, incur, or suffer to exist any lien on the Collateral except the security interest created by this Agreement.

(c) Further Assurances.  At any time and from time to time, upon the request of Lender, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as Lender may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement.

5. Acceleration and Remedies.  Upon the occurrence of an Event of Default under the Loan Agreement or any other Loan Document, Lender may exercise any or all of the following rights and remedies:

(a) Those rights and remedies provided in this Agreement, the Loan Agreement or any other Loan Document, provided that this Section shall not be understood to limit any rights or remedies available to Lender prior to an Event of Default.

(b) Those rights and remedies available to a secured party under the Code (whether or not the Code applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a right of setoff or lien).

(c) Without notice except as specifically provided in this Section or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable.

6. Waivers, Amendments and Remedies. No delay or omission of Lender to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default, or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by Lender and then only to the extent in such writing specifically set forth.  All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to Lender until the Indebtedness has been paid in full or this Agreement has terminated.

7. Application of Proceeds.  After the occurrence and during the continuation of an Event of Default, the proceeds of the Collateral shall be applied by Lender to payment of the Indebtedness in such manner and order as Lender may elect in its sole discretion.

8. Notice of Disposition of Collateral.  Debtor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made.  To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to Debtor, addressed as set forth in Debtor, at least TEN (10) days prior to (a) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.

9. Authorization for Lender to Take Certain Action.  Debtor irrevocably authorizes Lender at any time and from time to time in the sole discretion of Lender and appoints Lender as Debtor’s attorney in fact, coupled with an interest, (a) to file financing statements necessary or desirable in Lender’s sole discretion to perfect and to maintain the perfection and priority of Lender’s security interest in the Collateral, (b) to indorse and collect any cash proceeds of the Collateral, (c) to apply the proceeds of any Collateral received by Lender to the Indebtedness as provided herein, and (d) to discharge past due taxes, assessments, charges, fees or liens on the Collateral, and Debtor agrees to reimburse Lender on demand for any payment made or any expense incurred by Lender in connection therewith, provided that this authorization shall not relieve Debtor of any of Debtor’s obligations under this Agreement, the Loan Agreement or the other Loan Documents.

10. Benefit of Agreement.  The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Debtor, Lender and their respective successors and permitted assigns, except that Debtor shall not have the right to assign Debtor’s rights or delegate Debtor’s obligations under this Agreement or any interest herein, without the prior written consent of Lender.

11. Survival of Representations.  All representations and warranties of Debtor contained in this Agreement shall survive the execution and delivery of this Agreement.

12. Headings.  The section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

13. Notices.  Any notice required or permitted to be given under this Agreement shall be sent (and deemed received) in the manner set forth in the Loan Agreement.  The addresses of the parties are set forth in the signature page hereto.  Debtor and Lender may change the address for service of notice upon it by a notice in writing to the other party.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

NOTICE OF FINAL AGREEMENT

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Debtor and Lender have executed this Agreement as of the date first above written.

DEBTOR:	ADDRESS:

LAZARUS REFINING & MARKETING, LLC	801 Travis Street, Suite 2100
Houston, TX 77002
By: BLUE DOLPHIN ENERGY COMPANY
Its: Sole Member

By: /s/ JONATHAN PITTS CARROLL, SR.
Name: Jonathan Pitts Carroll, Sr.
Title: President